EXHIBIT 1.1

SMART TRUST, TAX FREE INCOME TRUST (2010 SERIES D)

REFERENCE TRUST AGREEMENT

     This Reference Trust Agreement (the “Agreement”) dated June 24, 2010, among Hennion & Walsh, Inc., as Depositor, Hennion & Walsh Asset Management, Inc., as Portfolio Supervisor and The Bank of New York Mellon, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled “Smart Trust, Smart Ten Trust, Series 1, and Subsequent Series, Trust Indenture and Agreement” dated January 22, 2004 (the “Indenture”), and as amended in part by this Agreement (collectively, such documents hereinafter called the “Indenture and Agreement”). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.

WITNESSETH THAT:

     WHEREAS, this Agreement is a Reference Trust Agreement as defined in Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1 (2) of the Indenture;

     WHEREAS, the Depositor wishes to deposit Securities, and any Additional Securities as listed on any Addenda hereto, into the Trust and issue Units, and Additional Units as the case may be, in respect thereof pursuant to Section 2.5 of the Indenture; and

     NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor, the Portfolio Supervisor and the Trustee agree as follows:

PART I

STANDARD TERMS AND CONDITIONS OF TRUST

     Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

     Section 2. This Reference Trust Agreement may be amended and modified by Addenda, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement (“Additional Closings”). The Depositor, Portfolio Supervisor and Trustee hereby agree that their respective representations, agreements and certifications contained in the Closing Memorandum dated June 24, 2010, relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that there has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

Section 1. The following special terms and conditions are hereby agreed to:

     (a) The Securities (including Contract Securities) listed in the Prospectus relating to this series of Smart Trust (the “Prospectus”) have been deposited in the Trust under this Agreement (see “Portfolio” in Part A of the Prospectus which for purposes of this Indenture and Agreement is the Schedule of Securities or Schedule A).

     (b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is that number of Units set forth under “Number of Units” for the Trust in the “Summary of Essential Information” in the Prospectus.

     (c) For the purposes of the definition of Unit in item (24) of Section 1.1, the fractional undivided interest in and ownership of the Trust initially is initially an amount the numerator of which is one and the denominator of which is the amount set forth under “Number of Units” for the Trust in the “Summary of Essential Information”.

     (d) The term Record Date shall mean the fifteenth day of each month commencing on July 15, 2010.

     (e) The term Distribution Date shall mean the last business day of each month commencing on July 30, 2010.

     (f) The First Settlement Date shall mean June 29, 2010.

     (g) Section 3.05 is hereby amended by deleting the last sentence of the sixth paragraph thereof.

     (h) Section 3.05 is hereby amended by adding the following paragraph to the end of Section 3.05:

     “Notwithstanding the foregoing, the Trustee shall not be required to make a distribution from the Income Account or the Principal Account unless the aggregate cash for distribution within the meaning of Treas. Reg 1.671-5(b)(5) from the Income Account and the Principal Account is equal to or greater than .1% of the net asset value of the Trust on the related Record Date. This provision is intended to comply with Treas. Reg. 1.675-15(c)(2)(v)(C), and shall interpreted consistent therewith and with any successor regulation.”

     (i) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities at the completion of the initial public offering period.

     (j) For purposes of Section 6.4, the Trustee shall be paid per annum an amount equal to $1.05 per 100 Units.

     (k) For purposes of Section 7.4, the maximum annual portfolio supervisory fee is hereby specified to be $.35 per 100 Units outstanding.

     (l) The Termination Date shall be June 26, 2012, or the earlier disposition of the last Security in the Trust.

     (m) The fiscal year for the Trust shall end on December 31 of each year.

     (n) The term “Deferred Sales Charge Payment Dates” shall mean the dates specified for deferred sales charge installments in the “Fee Table” in the Prospectus for the Trust.

     (o) Section 3.6(B) is hereby amended by adding the following subsection immediately after Section 3.6(B)(3) and renumbering Section 3.6(B)(4) to Section 3.6(B)(5):

“(4) the deductions for payment of deferred sales charge and creation and development fee, if any, and”

     (p) The following sections are hereby added:

“Section 3.16 Creation and Development Fee: If the Prospectus related to a Trust specifies a creation and development fee, the Trustee shall, on such date or dates set forth in the Prospectus for a Trust withdraw from the Principal Account an amount equal to either the accrued and unpaid creation and development fee as of such date (for Trusts in which the applicable Prospectus provides that the creation and development fee accrue on a daily basis) or the entire creation and development fee (for Trusts in which the applicable Prospectus provides that the creation and development fee be assessed at the conclusion of the initial offering period, as certified by the Depositor to the Trustee) and credit such amount to a special non-Trust account designated by the Depositor out of which the creation and development fee will be distributed to the Depositor (the ‘Creation and Development Account’). For Trusts in which the applicable Prospectus provides for daily accrual of the creation and development fee, the creation and development fee will accrue on a daily basis at an annual rate as set forth in such Prospectus for the Trust based on a percentage of the average daily Unit Value of the Trust. For Trusts in which the applicable Prospectus provides that the entire creation and development fee will be assessed at the conclusion of the initial offering period, the reimbursement provided for in this Section shall be for the account of Unitholders of record at the conclusion of the initial offering period and shall have no effect on the Unit Value prior to such date. If the balance in the Principal Account is insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Principal Account, or sell Securities and credit the proceeds thereof to the Creation and Development Account to the extent payable pursuant to this Section 3.16. If the Trust is terminated pursuant to Section 6.1(g), the Depositor agrees to reimburse Unitholders for any amounts of the creation and development fee collected by the Depositor to which it is not entitled. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of Unitholders. Notwithstanding the foregoing, the Depositor shall not receive any amount of the creation and development fee which exceeds the maximum amount per Unit stated in the Prospectus. For Trusts in which the applicable Prospectus provides for daily accrual of the creation and development fee, the Depositor shall notify the Trustee, not later than ten Business Days prior to the date on which the Depositor anticipates that the maximum amount of the creation and development fee the Depositor may receive has been accrued and shall also notify the Trustee as of the date when the maximum amount of the creation and development fee has been accrued. The Trustee shall have no responsibility or liability for damages or loss resulting from any error in the information in the preceding sentence. The Depositor agrees to reimburse the Trust and any Unitholder any amount of the creation and development fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules.

     To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.16 shall be secured by a lien on the related Trust in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 7.4 herein. To the extent of such lien, the Trustee shall hold the assets of the Trust for the benefit of the Depositor, provided that the Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Trust without regard to such lien.

     Section 3.17 Deferred Sales Charge: If the Prospectus related to a Trust specifies a deferred sale charge, the Trustee shall, on each Deferred Sales Charge Payment Date and as permitted by such Prospectus, withdraw from the Principal Account an amount per Unit equal to the Deferred Sales Charge Payment and credit such amount to a special non-Trust account maintained at the Trustee out of which the deferred sales charge will be distributed to the Depositor (the ‘Depositor’s Account’). If the balance in the Principal Account is insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Principal Account, or sell Securities and credit the proceeds thereof to such special Depositor’s Account. If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, deduct from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to such special Depositor’s Account. The Depositor may at any time instruct the Trustee in writing to distribute to the Depositor amounts previously credited to the Depositor’s Account. Amounts to be credited to the Depositor’s Account with respect to each Deferred Sales Charge Payment are due and payable to the Depositor on the related Deferred Sales Charge Payment Date. If a Trust is terminated pursuant to Section 6.1(g), the Depositor agrees to reimburse Unitholders for any Deferred Sales Charge Payments collected by the Depositor to which it is not entitled.

     If any Deferred Sales Charge Payment Date is not a Business Day, that Deferred Sales Charge Payment Date shall be deemed to be the next Business Day. The term ‘Deferred Sales Charge Payment’ shall mean a fraction of the total maximum deferred sales charge specified in the Prospectus, the numerator of which is one and the denominator of which is equal to the total number of Deferred Sales Charge Payment Dates.

     To the extent permitted by applicable laws, rules and regulations, any moneys payable to the Depositor pursuant to this Section 3.17 shall be secured by a lien on the related Trust in favor of the Depositor prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 7.4 herein. To the extent of such lien, the Trustee shall hold the assets of the Trust for the benefit of the Depositor, provided that the Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Trust without regard to such lien.”

     (q) The first paragraph of Section 5.1 is hereby replaced in its entirety with the following:

“Section 5.1 Trust Evaluation: The Trustee shall make an evaluation of the Trust as of the close of trading on the New York Stock Exchange (sometimes referred to herein as the ‘Evaluation Time’) (1) on the last Business Day of each of the months of June and December, (2) on the day on which any Unit of the Trust is tendered for redemption (unless tender is made after the Evaluation Time on such day, in which case tender shall be deemed to have been made on the next day subsequent thereto on which the New York Stock Exchange is open for trading), and (3) on any other day desired by the Trustee or requested by the Depositor. Such evaluations shall take into account and itemize separately (a)(1) the cash on hand in the Trust (other than moneys on deposit in the Reserve Account, funds deposited on the date thereof by the Depositor for the purchase of

Securities and not theretofore credited to the Principal Account pursuant to Section 3.3 and funds in the Principal Account with respect to which contracts for the purchase of the Substitute Securities have been entered into pursuant to Section 3.7 hereof), including dividends receivable on stocks trading ex dividend, (a)(2) the value of each issue of the Securities in the Trust as determined by the Trustee pursuant to Section 4.1 and (a)(3) all other assets of the Trust. For each such evaluation there shall be deducted from the sum of the above (b)(1) amounts representing any applicable taxes or other governmental charges payable out of the Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (b)(2) amounts representing accrued fees of the Trustee and expenses of the Trust including but not limited to unpaid fees of the Trustee and expenses of the Trust (including legal and auditing expenses), accrued fees and expenses of the Depositor and the Portfolio Supervisor and their successors, if any, (b)(3) cash held for distribution to Unitholders of record as of a date on or prior to the evaluation then being made, (b)(4) if the Prospectus for a Trust provides that the creation and development fee, if any, accrues on a daily basis, amounts representing unpaid accrued creation and development fees, (b)(5) if the Prospectus for a Trust provides that the deferred sales charge, if any, accrues on a daily basis, amounts representing unpaid accrued deferred sales charge, and (b)(6) unpaid organizational and offering costs in the estimated amount per Unit set forth in the Prospectus. The value of the pro rata share of each Unit of the Trust determined on the basis of any such evaluation shall be referred to herein as the ‘Unit Value.’”

     IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

THE BANK OF NEW YORK MELLON
Trustee

By:	/s/ DEBORAH A. OWENS
Vice President

(SEAL)

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

     On this 24th day of June, 2010, before me personally came Deborah A. Owens to me known, who, being by me duly sworn, did depose and say that she resides in Brooklyn, New York; that she is a Vice President of The Bank of New York Mellon, the company described in and which executed the above instrument; and that she signed her name thereto by authority of the board of directors of said company.

/s/ KEVIN MA
Notary Public

(Notarial Seal)

RPL § 309 – Corporate-no seal

HENNION & WALSH, INC.

By:	/s/ KEVIN D. MAHN
Kevin D. Mahn
Authorized Signatory

STATE OF NEW JERSEY	)
: ss.:
COUNTY OF PARSIPPANY	)

     On this 24th day of June, 2010, before me personally came Kevin D. Mahn to me known, who, being by me duly sworn, did depose and say that he resides in Parsippany, New Jersey; that he is an Authorized Signatory of Hennion & Walsh, Inc., the company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said company.

/s/ KRISTINA VON TETZLAFF
Notary Public

(Notarial Seal)

RPL § 309 – Corporate-no seal

HENNION & WALSH ASSET MANAGEMENT INC. Portfolio Supervisor

By:	/s/ KEVIN D. MAHN
Kevin D. Mahn
Authorized Signatory

STATE OF NEW JERSEY	)
: ss.:
COUNTY OF PARSIPPANY	)

     On this 24th day of June, 2010, before me personally came Kevin D. Mahn, to me known, who, being by me duly sworn, did depose and say that he resides in Parsippany, New Jersey; that he is an Authorized Signatory of Hennion & Walsh Asset Management, Inc., the company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said company.

/s/ KRISTINA VON TETZLAFF
Notary Public

(Notarial Seal)

RPL § 309 – Corporate-no seal